Exhibit 21.1

SUBSIDIARIES OF HYSTER-YALE, INC.

The following is a list of active subsidiaries as of the date of the filing with the Securities and Exchange Commission of the Annual Report on Form 10‑K to which this is an Exhibit. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly.

Name	Incorporation

Auramo OY	Finland
Bolzoni Auramo Pty Ltd.	Australia
Bolzoni Auramo SL Sociedad Unipersonal	Spain
Bolzoni Canada Ltd.	Canada
Bolzoni (Hebei) Forks Manufacturing Co. Ltd.	China
Bolzoni Holding Hong Kong	Hong Kong (PRC)
Bolzoni Holding Srl	Italy
Bolzoni Inc.	Delaware
Bolzoni Ltd.	United Kingdom
Bolzoni Machining S.r.l.	Italy (60%)
Bolzoni Portugal Lda.	Portugal (31%)
Bolzoni Sarl	France
Bolzoni South America Acessorios Para Empilhadeiras Ltda.	Brazil
Bolzoni Sp. Zoo	Poland (60%)
Bolzoni SpA	Italy
Bolzoni (Wuxi) Forklift Truck Attachment Co, Ltd.	China
Cooperatief IntegratR U.A.	Netherlands (67%)
G2A	France (75%)
Hiroshima Yale Co., Ltd.	Japan (10%)
HYG Financial Services, Inc.	Delaware (20%)
Hyster (H.K.) Limited	Hong Kong (PRC)
Hyster Overseas Capital Corporation, LLC	Delaware
Hyster-Yale Acquisition Holding Limited	United Kingdom
Hyster-Yale Australia Holding Pty Ltd.	Australia
Hyster-Yale Asia-Pacific Pte. Ltd.	Singapore
Hyster-Yale Asia-Pacific Pty, Ltd.	Australia
Hyster-Yale Brasil Empilhadeiras Ltda.	Brazil
Hyster-Yale Canada ULC	Canada
Hyster-Yale Deutschland GmbH	Germany
Hyster-Yale Europe B.V.	Netherlands
Hyster-Yale France S.A.R.L.	France
Hyster-Yale Materials Handling, Inc.	Delaware
Hyster-Yale Group Limited	United Kingdom
Hyster-Yale Italia SpA	Italy
Hyster-Yale Lift Trucks India Private Limited	India
Hyster-Yale Lift Trucks Singapore Pte. Ltd.	Singapore
Hyster-Yale Manufacturing Private Limited	India
Hyster-Yale Materials Handling Malaysia Sdn. Bhd.	Malaysia
Hyster-Yale Maximal Forklift (Zhejiang) Co., Ltd.	China (90%)
Hyster-Yale Mauritius	Mauritius
Hyster-Yale Mexico S.A. de C.V.	Mexico
Hyster-Yale Nederland B.V.	Netherlands
Hyster-Yale UK Limited	United Kingdom
Hyster-Yale UK Pension Co. Limited	United Kingdom
Hyster-Yale Vietnam Limited Liability Company	Vietnam
Maximal Forklift (Zhejiang) Co., Ltd.	China (90%)
Meyer GmbH	Germany
Onoda Industry Co. Ltd.	Japan (20%)
Shanghai Hyster Forklift, Ltd.	China

Name	Incorporation
Shanghai Hyster Forklift Technology Co., Ltd.	China
SNP Estate Corporation	Philippines (20%)
Suminac Philippines, Inc.	Philippines (50%)
Sumitomo NACCO Forklift Co., Ltd.	Japan (50%)
Sumitomo NACCO Forklift Sales Co., Ltd.	Japan (50%)
Sumitomo NACCO Forklift Vietnam Co., Ltd.	Vietnam (50%)
Tokai Shinko Co., Ltd.	Japan (15%)
Valmar S.r.l.	Italy
Yale Materials Handling UK Ltd.	United Kingdom
Yale SLT Fordertechnik GmBH	Germany